As filed with the Securities and Exchange Commission on May 12, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-1598292 (I.R.S. Employer Identification No.)

201 East Fourth Street, Cincinnati, Ohio 45202, (513) 723-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Karen R. Bowman

General Counsel and Secretary

Convergys Corporation

201 East Fourth Street, Cincinnati, Ohio 45202, (513) 723-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Kevin C. O’Neil

Senior Attorney—Mergers & Acquisitions

Convergys Corporation

201 East Fourth Street, Cincinnati, Ohio 45202, (513) 723-6699

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(2)

(1) Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate amount of debt securities is being registered as may from time to time be issued at indeterminate prices.

(2) In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the Registration Fee. A filing fee was previously paid in connection with a Registration Statement on Form S-3 (Registration No. 333-43404) filed by the Registrant on August 10, 2000, which unsold securities were deregistered leaving an unutilized filing fee balance of $105,600. Registrant offset the $46,000 filing fee in connection with a Registration Statement on Form S-3 (Registration No. 333-101899) filed on June 9, 2003, leaving an unutilized filing fee balance of $59,600. The unsold securities of Registration No. 333-101899 are hereby deregistered. With these fees added back, it leaves an unutilized filing fee balance of $82,600. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement.

PROSPECTUS

CONVERGYS CORPORATION

Debt Securities

Convergys Corporation may offer from time to time, in one or more offerings, its debt securities. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in these securities.

We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Investing in our securities involves risk. See “ Risk Factors” on page 1 of this prospectus and in the prospectus supplement to read about factors you should consider before investing in these securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY

STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF

THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may, at any time and from time to time, in one or more offerings, sell the debt securities described in this prospectus.

This prospectus provides you with a general description of the debt securities we may offer. Each time we use this prospectus to offer debt securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document.

To understand the terms of our debt securities, you should carefully read this prospectus and the applicable prospectus supplement. Together, they give the specific terms of the debt securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website or at the SEC’s Public Reference Room, each as described under “Where You Can Find More Information.”

The terms “Company,” “Convergys,” “we,” “us,” and “our” as used in this prospectus refer to Convergys Corporation and its consolidated subsidiaries, unless the context otherwise requires. Convergys Corporation will be the issuer of the debt securities described in this prospectus. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

i

OUR COMPANY

Convergys Corporation (the “Company” or “Convergys”) is a global leader in relationship management. We provide solutions that drive more value from the relationships our clients have with their customers and employees. Convergys turns these everyday interactions into a source of profit and strategic advantage for our clients. For 25 years, our unique combination of domain expertise, operational excellence and innovative technologies has delivered process improvement and actionable business insight to clients’ customers and employees that now span more than 70 countries and 35 languages.

Our unified business focus is serving one overriding business need: relationship management. Our clients depend on our solutions and expertise, allowing them to focus more of their resources on their core competencies. By providing a wide range of relationship management solutions for our clients, we have developed a base of recurring revenues, generally under multiple year contracts. We provide our clients with comprehensive solutions to support their customers (Customer Solutions) and employees (HR Solutions) Our Customer Solutions enhance the value of their customer relationships, turning customer experience into a strategic differentiator. Our HR Solutions help transform large enterprises to drive more value from employee relationships, fostering greater organizational effectiveness and lowering costs.

Convergys Corporation is an Ohio corporation. Our principal executive offices are located at 201 East Fourth Street, Cincinnati, Ohio 45202, and our telephone number is (513) 723-7000. The common stock of Convergys is listed in the New York Stock Exchange under the symbol “CVG.” Our website address is www.convergys.com. This website address is not intended to be an active link and information on our website should not be construed to be part of this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

FORWARD-LOOKING STATEMENTS

Some of the statements contained and incorporated by reference in this prospectus that are not historical in nature may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often identified by the words “will,” “should,” “anticipate,” “believe,” “expect,” “intend,” “estimate,” “hope,” or similar expressions. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties. There are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control.

All forward-looking statements involve inherent risks and uncertainties, and there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those factors set forth under the caption “Risk Factors” in this prospectus, any prospectus supplement and any free writing prospectus and under the captions “Business,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures

About Market Risk” and “Controls and Procedures” in our most recent Annual Report on Form 10-K, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the prospectus supplement and any free writing prospectus. Forward-looking statements speak only as of the date on which they are made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety. Before purchasing any securities, you should consider carefully all of the factors set forth or referred to in this prospectus, the prospectus supplement and any free writing prospectus that could cause actual results to differ.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our debt securities offered by this prospectus for the repayment of indebtedness and for general corporate and working capital purposes. We may invest the net proceeds temporarily or apply them to repay short-term or revolving debt until we use them for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

We may offer various series of debt securities from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the debt securities we may offer. Each time we offer a type or series of debt securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the debt securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest;

•	redemption, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	conversion prices, if any; and

•	important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness.

The debt securities will be issued under one or more indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures, which contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This ratio shows the extent to which our business generates enough earnings after the payment of all expenses other than interest to make required interest payments on our debt. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	For the Twelve Months Ended December 31st
	2007	2006	2005	2004	2003
Ratio of Earnings to Fixed Charges	6.19	5.63	4.77	5.16	7.46

PLAN OF DISTRIBUTION

We may sell the debt securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

The validity of the debt securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Kevin C. O’Neil, Senior Attorney—M&A. Mr. O’Neil as an employee of the Company is compensated for the services rendered and participates in certain incentive performance plans as well as being a shareholder of the Company. In connection with particular offerings and if stated in the applicable prospectus supplements, certain legal matters with respect to such offerings will be passed upon for the underwriter, dealer or agent by its own legal counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Convergys Corporation appearing in Convergys Corporation’s Annual Report (Form 10-K) for the fiscal year ended December 31, 2007 and the effectiveness of Convergys Corporation’s internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. For further information concerning the SEC’s Public Reference Room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC’s Internet address at http://www.sec.gov. This website address is not intended to be an active link.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	our Quarterly Report on Form 10-Q for the three month period ended March 31, 2008;

•	our Form 8-K filed April 29, 2008; and

we also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit not specifically incorporated by reference upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. All requests for such copies should be directed to: Corporate Secretary’s Office, Convergys Corporation, 201 East Fourth Street, Cincinnati, Ohio 45202.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by Convergys Corporation, of the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	(1)
Printing expenses	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Rating agency fees and expenses	(2)
Trustee’s fees and expenses (including counsel’s fees)	(2)
Miscellaneous expenses	(2)
Total	(2)

(1) In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee. Unutilized filing fees of $82,600 previously paid in connection with Registration Statements Nos. 333-43404 and 333-101899 are being applied to the fee payable pursuant to this Registration Statement.

(2) An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Convergys Corporation is an Ohio corporation. Section 1701.13(E) of the Ohio Revised Code permits the Company to indemnify any current or former director, officer, agent or employee, or any person who is serving or has served at the Company’s request as a director, trustee, officer, agent or employee of another corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with the defense of any pending, threatened or completed action, criminal or civil, to which he or she is or is threatened to be made a party by reason of having been such director, trustee, officer, agent or employee, provided that he or she is determined to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or such other corporation and that in any matter which is the subject of criminal action he or she has no reasonable cause to believe that his or her conduct was unlawful.

The same standards apply in an action or suit by or in the right of the Company or such other corporation, except that no indemnification is available if such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company or such other corporation unless and to the extent that a court determines that in view of all the circumstances he or she is fairly and reasonably entitled to indemnity for expenses the court deems proper. The Company cannot indemnify a director with respect to any action or suit where the only liability asserted against the director is pursuant to Ohio Revised Code Section 1701.95, which imposes liability upon directors who vote for or assent to, among other things, improper dividends, redemptions, dividends or loans.

Unless otherwise ordered by a court, a determination of whether such indemnification is proper in the circumstances shall be made according to applicable standards of conduct by (i) a majority vote of a quorum of disinterested directors of the Company acting without those who seek indemnification, (ii) if such a quorum is not available or if such a majority vote so directs, in a written opinion by independent counsel, (iii) by the shareholders, (iv) by a court of common pleas, or (v) by the court in which the proceeding is brought. Depending on the person involved, the circumstances and the type of undertaking to be received from the person to be indemnified, the Company either must or may pay the expenses of an action, including attorneys’ fees incurred by such person, in advance of final disposition of such action.

Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers, against certain liabilities they may incur in such capacities in connection with Indemnification under the above provisions by the Company may continue as to any person who has ceased to be a director, trustee, officer, agent or employee and may inure to the benefit of his or her heirs, executors and administrators. The Company may purchase and maintain insurance or furnish similar protection on behalf of any person (qualified to be indemnified) against any liability asserted against such person, and incurred by such person in or arising out of his or her indemnifiable status, whether or not the Company would have the power to indemnify him or her against such liability.

The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under the Company’s Amended Articles of Incorporation, the Company’s Regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise.

There are no provisions in the Company’s Amended Articles of Incorporation by which an officer or director of the Company may be indemnified against any liability which he or she may incur in his or her capacity as such. However, the Company has indemnification provisions in its Regulations which provide that the Company will, to the full extent permitted by Ohio law, indemnify all persons whom it may indemnify pursuant thereto.

The Company provides liability insurance for its directors and officers for certain losses arising from certain claims and charges, including claims and charges under the Securities Act of 1933, which may be made against such persons while acting in their capacities as directors and officers of the Company.

Item 16.	Exhibits.

Reference is made to the attached Exhibit Index.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on the 12th day of May, 2008.

CONVERGYS CORPORATION

By:	/s/ David F. Dougherty
Name:	David F. Dougherty
Title:	President & Chief Executive Officer

Signature	Title

/s/ David F. Dougherty David F. Dougherty	President and Chief Executive Officer (Principal Executive Officer)

/s/ Earl C. Shanks Earl C. Shanks	Chief Financial Officer (Principal Financial Officer)

/s/ Timothy M. Wesolowski Timothy M. Wesolowski	Senior Vice President, Controller and Treasurer (Principal Accounting Officer)

* Zoë Baird	Director

* John F. Barrett	Director

* David B. Dillon	Director

* Joseph E. Gibbs	Director

* Thomas L. Monahan III	Director

* Philip A. Odeen	Director

* Sidney A. Ribeau	Director

* Richard F. Wallman	Director

* David R. Whitwam	Director

*By: /s/ Earl C. Shanks Earl C. Shanks	Attorney in Fact For Each of the Persons Indicated

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement for Debt Securities(1)

4.1	Form of Debt Indenture, between Registrant and one or more trustees to be named(1)

4.2	Form of Debt Securities(1)

5	Opinion of Kevin C. O’Neil, Esq.(1)

12	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Kevin C. O’Neil, Esq. (set forth in Exhibit 5)(1)

24	Power of attorney (included following the signature page of the Registration Statement)

25	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939(1)

(1) To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.